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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Optical Security Group, Inc. for the registration of 1,445,733 shares of its Common Stock and to the incorporation by reference therein of our report dated May 29, 1998, with respect to the consolidated financial statements of Optical Security Group, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.



Denver, Colorado
December 16/th/ 1998                          Ernst & Young LLP






                                                                    Exhibit 23.1